UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)

May 7, 2013

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive
South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote by Security Holders.

At the Annual Meeting of Shareholders of Merchants Bancshares, Inc. (the “Company”) held on May 7, 2013, the Company’s shareholders voted as follows:

Proposal 1. To elect five directors, each of whom will serve for a three-year term, and to elect one director who will serve for a two-year term:

Nominee	Term	Votes For	Votes Withheld	Broker Non-Votes
Raymond C. Pecor, Jr.	Three year term	4,329,509	81,794	1,091,493
Patrick S. Robins	Three year term	4,329,111	82,192	1,091,493
Jeffrey L. Davis	Three year term	4,330,128	81,175	1,091,493
Bruce M. Lisman	Three year term	3,958,653	452,650	1,091,493
Karen J. Danaher	Three year term	4,334,616	76,687	1,091,493
Janette K. Bombardier	Two year term	4,335,333	75,970	1,091,493

Proposal 2. To consider a non-binding resolution to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,233,637	85,913	91,751	1,091,494

Proposal 3. To ratify Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,480,925	13,158	8,685	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Michael R. Tuttle
Name:	Michael R. Tuttle
Title:	President & CEO

Date: May 10, 2013